Exhibit 5(a)
May 28, 2008
Bank of America Corporation
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255
Re: Registration Statement on Form S-4
Ladies and Gentlemen:
     I and other members of my staff have acted as counsel to Bank of America Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of shares of the Company’s common stock, par value $0.05 per share (the “Securities”), that may be issued in connection with the merger (the “Merger”) of Countrywide Financial Corporation, a Delaware corporation (“Countrywide”) with and into Red Oak Merger Corporation, a Delaware corporation (“Merger Sub”), as described in the Registration Statement.
     In rendering this opinion, I have examined such corporate records and other documents, and I have reviewed such matters of law, as I have deemed necessary or appropriate. Based on the foregoing, I am of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance of the Securities in connection with the Merger, and when the Registration Statement has been declared effective by order of the Commission and the Securities have been issued in accordance with the terms and conditions set forth in the Agreement and Plan of Merger, dated as of January 11, 2008, among the Company, Countrywide and Merger Sub, the Securities will be validly issued, fully paid and nonassessable.
     The foregoing opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware.
     This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below. I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to myself and this opinion under the heading “Legal Matters” in the Registration Statement and the related prospectus included in the Registration Statement. In giving such consent, I do not thereby admit that I am an “expert” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration

Statement, including this exhibit. I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
/s/ Timothy J. Mayopoulos

Timothy J. Mayopoulos Executive Vice President and General Counsel Bank of America Corporation